SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

WORDLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1130 West Pender Street, Suite 230

Vancouver, British Columbia, Canada V6E 2P4

 (Address of principal executive offices)

(604) 257-3660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WORDLOGIC CORPORATION

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 24, 2012, Mr. Mark Dostie was appointed as the Company’s Chief Technology Officer. On April 24, 2012, Mr. Dostie accepted the appointment.

The biography for Mr. Dostie is set forth below:

MARK DOSTIE – Mr. Dostie has over 20 years of professional software engineering experience.  Mr. Dostie is the owner of Echelon Systems Consulting, where he has worked for the past eleven years.  Echelon Systems is a consultancy company specializing in business consulting, systems implementation, and project and portfolio management.  Mr. Dostie also serves as the Principal Consultant, Senior Business Analyst and Senior Software Engineer of Echelon Systems.  His responsibilities include overseeing all operations of the company and developing all software for customers.  Prior to working for Echelon Systems, Mr. Dostie has served as CEO, CTO. Lead Architect and Project Manager for numerous companies including MacDonald Dettwiler and Associates, PriceWaterhouse Coopers, eMediaIT.  The Board of Directors appointed Mr. Dostie as Chief Technology Officer of the Company on account of his extensive experience in mobile, machine learning and other software technology.

Family Relationships

There is no family relationship between Mr. Dostie and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 7.01

REGULATION FD DISCLOSURE

On April 24, 2012, the Company issued a press release announcing the appointment of Mr. Dostie as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2012	WORDLOGIC CORPORATION

By: /s/ Franklin Evanshen
Franklin Evanshen President, Chief Executive Officer, Director